Exhibit 99.1

NEWS

RELEASE

Media Relations:	Investor Relations:

ARAMARK Corporation	ARAMARK Corporation
Michelle Davidson, 215-238-3523	Gary Sender, 215-238-3361
Davidson-michelle@aramark.com	Sender-gary@aramark.com

ARAMARK REPORTS GROWTH IN SALES AND EARNINGS

FOR SECOND QUARTER FISCAL 2004

Sales rise 12 percent, diluted earnings per share up 26 percent

PHILADELPHIA, PA – May 12, 2004 – ARAMARK Corporation (NYSE:RMK), a world leader in managed services, today reported sales of $2.5 billion for its second quarter ended April 2, 2004, a 12 percent increase compared with the second quarter of 2003. Organic sales growth was 7 percent. Income from continuing operations for the quarter rose 23 percent to $46.7 million. Diluted earnings per share from continuing operations were $0.24, a 26 percent increase over the same period last year.

Year-to-Date Results

For the first half of fiscal 2004, sales increased 10 percent to $5.0 billion, representing organic sales growth of 5 percent. Organic sales growth excludes the impact of acquisitions, divestitures, foreign currency fluctuations, and for the second fiscal quarter, the impact of a calendar shift on ARAMARK’s domestic education businesses in fiscal 2004. Income from continuing operations rose 18 percent to $114.0 million and diluted earnings per share increased 23 percent.

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Chief Executive Officer’s Comments

“We are pleased with our performance for the quarter as well as for the first six months of fiscal 2004. ARAMARK delivered continued improvement in organic sales growth rates across the board in both economically sensitive and non-sensitive business,” said William Leonard, President and Chief Executive Officer of ARAMARK. “This performance demonstrates that our employees remain dedicated to driving our results and executing well on our Mission One growth strategy.”

Food and Support Services

In ARAMARK’s Food and Support Services – U.S. segment, second quarter sales of $1.7 billion were 9 percent higher than the same quarter a year ago, representing organic sales growth of 7 percent. Segment operating income increased 8 percent to $61.1 million.

Sales for the Food and Support Services – International segment rose 34 percent to $475 million compared with the same period last year. The impact of changes in currency translation rates increased reported sales by about 17 percentage points. Organic sales growth for the segment, which was in the high single digits, was strong across the board. Operating income in this segment rose to $23.1 million, a 35 percent increase compared with the prior year. Currency translation contributed about 18 percent.

Uniform and Career Apparel

In ARAMARK’s Uniform Career Apparel – Rental segment, sales of $260 million for the second quarter were up 4 percent compared with the same period last year. Organic sales growth was 3 percent. Operating income of $26.7 million represented a 9 percent increase over the prior year quarter. Higher sales and lower merchandise costs, were somewhat offset by higher energy and labor-related expenses.

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In ARAMARK’s Direct Marketing segment, second quarter sales increased 3 percent to $108.4 million. Both WearGuard and Galls delivered low single-digit organic sales growth. Operating income was $4.9 million, an increase of 4 percent.

Financial Guidance for Third Quarter and Fiscal Year 2004

For the third quarter, ARAMARK expects to record sales of $2.5 billion to $2.6 billion and diluted earnings per share of $0.32 to $0.34 compared to $0.31 in the third quarter of fiscal 2003. The $0.31 diluted earnings per share in the third quarter of fiscal 2003 excludes a net $0.02 per share resulting from a tax settlement ($.04 per share), which was partially offset by a debt extinguishment charge ($.02 per share). Earnings for the third quarter are expected to be affected by one less service week in the Education business due to the previously mentioned calendar shift, increased labor-related expenses and on-going start-up efforts for large, new contracts.

For fiscal year 2004, ARAMARK now expects sales in the range of $9.9 billion to $10.1 billion due to a combination of acquisitions, favorable currency translation and improved organic sales growth. The company expects that organic sales growth will be between 5 and 6 percent. Diluted earnings per share from continuing operations are expected to be between $1.40 and $1.44.

Conference Call and Related Financial Information

In conjunction with its second quarter earnings release, ARAMARK will discuss its results in a conference call broadcast live over the Internet on May 12, 2004 at 10:00 a.m. EDT. Interested parties are invited to log on to www.aramark.com to listen to this webcast. A recording of the conference call will be available on that website.

The balance sheet, income statement and other financial information related to the second fiscal quarter of 2004 are attached to this press release and can also be found on the Investor Relations section of ARAMARK’s website at www.aramark.com.

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Certain previously undisclosed financial information, as well as reconciliations of non-GAAP financial measures that are disclosed in the conference call will also be available on the Investor Relations section of ARAMARK’s website.

About ARAMARK

ARAMARK Corporation is a world leader in providing award-winning food and facilities management services to health care institutions, universities and school districts, stadiums and arenas, international and domestic corporations, as well as providing uniform and career apparel. ARAMARK was ranked number one in its industry in the 2004 FORTUNE 500 survey and was also named one of “America’s Most Admired Companies” by FORTUNE magazine in 2004, consistently ranking since 1998 as one of the top three most admired companies in its industry as evaluated by peers. Headquartered in Philadelphia, ARAMARK has approximately 200,000 employees serving clients in 18 countries.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Factors that might cause such a difference include: unfavorable economic conditions, ramifications of any future terrorist attacks or increased security alert levels; increased operating costs including labor-related and energy costs; shortages of qualified personnel or increases in labor costs; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs; our ability to integrate and derive the expected benefits from recent acquisitions; competition; decline in attendance at client facilities; unpredictability of sales and expenses due to contract terms and terminations; the contract intensive nature of our business, which may lead to client disputes; high leverage; claims relating to the provision of food services; costs of compliance with governmental regulations; liability associated with non-compliance with governmental regulations, including regulations pertaining to food service, the environment and Federal and state employment laws and wage and hour laws; inability to retain current clients and renew existing client contracts; determination by customers to reduce outsourcing and use of preferred vendors; seasonality and other risks that are set forth in the “Risk Factors” sections of ARAMARK’s SEC filings.

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For further information regarding risks and uncertainties associated with ARAMARK’s business, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” and other sections of ARAMARK’s SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting ARAMARK’s investor relations department via its web site www.aramark.com.

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.

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5

ARAMARK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Three Months Ended
	April 2, 2004	March 28, 2003
Sales	$2,517,529	$2,243,306

Costs and Expenses:
Cost of services provided	2,303,392	2,054,849
Depreciation and amortization	73,793	64,145
Selling and general corporate expenses	33,095	28,971

	2,410,280	2,147,965

Operating income	107,249	95,341
Interest and other financing costs, net	32,311	35,069

Income from continuing operations before income taxes	74,938	60,272
Provision for income taxes	28,284	22,462

Income from continuing operations	46,654	37,810
Income from discontinued operations, net (1)	—	5,988

Net income	$46,654	$43,798

Earnings Per Share—Basic:
Income from continuing operations	$0.25	$0.20
Net income	$0.25	$0.23

Earnings Per Share—Diluted:
Income from continuing operations	$0.24	$0.19
Net income	$0.24	$0.22

Weighted Average Shares Outstanding:
Basic	190,410	193,238
Diluted	194,840	199,633

(1)	The fiscal 2003 condensed consolidated statement of income has been presented to reflect ARAMARK Educational Resources, which was divested in May 2003, as a discontinued operation.

ARAMARK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Six Months Ended
	April 2, 2004	March 28, 2003
Sales	$4,976,386	$4,519,246

Costs and Expenses:
Cost of services provided	4,524,896	4,109,594
Depreciation and amortization	143,325	126,436
Selling and general corporate expenses	63,495	59,369

	4,731,716	4,295,399

Operating income	244,670	223,847
Interest and other financing costs, net	61,570	70,220

Income from continuing operations before income taxes	183,100	153,627
Provision for income taxes	69,094	57,401

Income from continuing operations	114,006	96,226
Income from discontinued operations, net (1)	—	10,271

Net income	$114,006	$106,497

Earnings Per Share—Basic:
Income from continuing operations	$0.60	$0.50
Net income	$0.60	$0.56

Earnings Per Share—Diluted:
Income from continuing operations	$0.59	$0.48
Net income	$0.59	$0.53

Weighted Average Shares Outstanding:
Basic	188,973	191,700
Diluted	194,352	199,546

(1)	The fiscal 2003 condensed consolidated statement of income has been presented to reflect ARAMARK Educational Resources, which was divested in May 2003, as a discontinued operation.

ARAMARK CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

(In Thousands)

	April 2, 2004	October 3, 2003
Assets

Current Assets	$1,274,232	$1,226,592
Property and Equipment, net	1,181,139	1,184,320
Goodwill	1,557,160	1,422,639
Other Assets	644,605	634,026

	$4,657,136	$4,467,577

Liabilities and Shareholders’ Equity

Current Liabilities (1)	$1,321,614	$1,415,789
Long-Term Borrowings	1,884,060	1,711,705
Other Liabilities	316,638	301,111
Total Shareholders’ Equity	1,134,824	1,038,972

	$4,657,136	$4,467,577

(1)	Includes $37.0 million and $18.2 million of current maturities of long-term borrowings as of April 2, 2004 and October 3, 2003, respectively.

ARAMARK CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW DATA

(Unaudited)

(In Thousands)

	Six Months Ended
	April 2, 2004	March 28, 2003
Cash flows from operating activities from continuing operations:
Income from continuing operations	$114,006	$96,226
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	143,325	126,436
Income taxes deferred	15,920	11,690
Changes in noncash working capital	(153,480)	(164,134)
Net proceeds from sale of receivables	10,800	—
Other operating activities	(23,704)	(11,715)

Net cash provided by operating activities from continuing operations	106,867	58,503

Cash flows from investing activities from continuing operations:
Net purchases of property and equipment and client contract investments	(129,863)	(106,808)
Proceeds from sale of investment	8,500	—
Acquisitions and other investing activities	(125,610)	(186,459)

Net cash used in investing activities from continuing operations	(246,973)	(293,267)

Cash flows from financing activities from continuing operations:
Net proceeds from long-term borrowings	178,044	314,077
Dividend payments	(18,616)	—
Proceeds from issuance of common stock	34,307	20,200
Repurchase of stock and other financing activities	(64,844)	(111,205)

Net cash provided by financing activities from continuing operations	128,891	223,072

Net cash provided by discontinued operations (1)	—	12,156

Increase in cash and cash equivalents	$(11,215)	$464

(1)	The fiscal 2003 statement of cash flows has been presented to reflect ARAMARK Educational Resources, which was divested in May 2003, as a discontinued operation.

ARAMARK CORPORATION AND SUBSIDIARIES

SALES AND OPERATING INCOME BY SEGMENT

SUPPLEMENTAL DATA

(Unaudited)

(In Thousands)

	Three Months Ended
	April 2, 2004	March 28, 2003
Sales

Food and Support Services—United States	$1,673,837	$1,533,074
Food and Support Services—International	474,902	353,827
Uniform and Career Apparel—Rental	260,353	251,100
Uniform and Career Apparel—Direct Marketing	108,437	105,305

	$2,517,529	$2,243,306

Operating Income

Food and Support Services—United States	$61,147	$56,371
Food and Support Services—International	23,075	17,113
Uniform and Career Apparel—Rental	26,671	24,507
Uniform and Career Apparel—Direct Marketing	4,899	4,703
Corporate and Other	(8,543)	(7,353)

	$107,249	$95,341

ARAMARK CORPORATION AND SUBSIDIARIES

SALES AND OPERATING INCOME BY SEGMENT

SUPPLEMENTAL DATA

(Unaudited)

(In Thousands)

	Six Months Ended
	April 2, 2004	March 28, 2003
Sales

Food and Support Services—United States	$3,335,254	$3,089,391
Food and Support Services—International	889,416	689,554
Uniform and Career Apparel—Rental	516,168	505,764
Uniform and Career Apparel—Direct Marketing	235,548	234,537

	$4,976,386	$4,519,246

Operating Income

Food and Support Services—United States	$150,800	$141,309
Food and Support Services—International	39,296	31,071
Uniform and Career Apparel—Rental	55,591	51,999
Uniform and Career Apparel—Direct Marketing	16,350	14,631
Corporate and Other	(17,367)	(15,163)

	$244,670	$223,847

ARAMARK CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ORGANIC GROWTH
(Unaudited)
(In thousands)

Management believes that presentation of organic sales growth in the fiscal 2004 and 2003 second quarter and six-month periods, as adjusted to eliminate the effects of acquisitions, divestitures, the forward shift in our fiscal calendar (fiscal 2003 was a 53 week year) and the impact of currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations. The fiscal calendar shift adjustment is made since fiscal 2003 was a 53 week year, resulting in fiscal 2004 starting one week later than normal. This results in a lack of service day comparability in the Education sector when comparing quarterly operating results between fiscal years. Adjusting sales for this difference in the fiscal calendar enhances comparability between the quarterly and year-to-date periods.

	Three Months Ended			Six Months Ended
	April 2, 2004	March 28, 2003	% Change	April 2, 2004	March 28, 2003	% Change
ARAMARK Corporation Consolidated Sales (as reported)	$2,517,529	$2,243,306	12%	$4,976,386	$4,519,246	10%
Effect of Calendar Shift	(33,000)	—		7,000	—
Effect of Currency Translation	—	50,706		—	98,295
Effect of Acquisitions and Divestitures	(49,498)	(12,116)		(143,938)	(12,116)

ARAMARK Corporation Consolidated Sales (as adjusted)	$2,435,031	$2,281,896	7%	$4,839,448	$4,605,425	5%

Food and Support Services—United States—Sales (as reported)	$1,673,837	$1,533,074	9%
Effect of Calendar Shift	(33,000)	—
Effect of Acquisitions and Divestitures	(9,230)	(10,002)

Food and Support Services—United States—Sales (as adjusted)	$1,631,607	$1,523,072	7%

Food and Support Services—International—Sales (as reported)	$474,902	$353,827	34%
Effect of Currency Translation	—	50,706

Food and Support Services—International—Sales, Excluding Translation	474,902	404,533	17%
Effect of Acquisitions	(35,318)	—

Food and Support Services—International—Sales (as adjusted)	$439,584	$404,533	9%

Food and Support Services—International—Operating Income (as reported)	$23,075	$17,113	35%
Effect of Currency Translation	—	2,569

Food and Support Services—International—Operating Income, Excluding Translation	$23,075	$19,682	17%

ARAMARK CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
PROJECTED ORGANIC GROWTH
(Unaudited)
(In thousands)

Management believes that presentation of organic sales growth as currently projected for fiscal 2004, as adjusted to eliminate the effects of acquisitions, divestitures, the forward shift in our fiscal calendar (fiscal 2003 was a 53 week year) and the impact of currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods (core business growth). Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations. The fiscal calendar shift adjustment is made since fiscal 2003 was a 53 week year, resulting in fiscal 2004 starting one week later than normal. This results in a lack of service day comparability in the Education sector when comparing quarterly operating results between fiscal years. Additionally, fiscal 2003 contains an additional week of sales. Adjusting sales for these differences in the fiscal calendar enhances comparability between the quarterly and year-to-date periods.

	Fiscal Year Ended
	October 1, 2004	October 3, 2003	% Change
	Projected	Actual

ARAMARK Corporation Consolidated Sales (as reported)	$10,000,000	$9,447,815	6%
Estimated Effect of Calendar Shift/53rd week	31,000	(187,000)
Estimated Effect of Currency Translation	—	150,000
Estimated Effect of Acquisitions and Divestitures	(210,000)	(32,000)

ARAMARK Corporation Consolidated Sales (as adjusted)	$9,821,000	$9,378,815	5%